UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On July 26, 2023, Thomas Woiwode, Ph.D., notified Passage Bio, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), including from the Compensation Committee of the Board, effective immediately. Dr. Woiwode’s decision was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Director

On July 27, 2023, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), appointed Dr. Dolan Sondhi as a Class II director to fill a Board vacancy, and also appointed Dr. Sondhi as a member of the Governance Committee of the Board.

Dr. Sondhi is currently a Professor of Research in the Department of Genetic Medicine at Weill Cornell Medicine, having held numerous academic appointments at the college since October 1999. Additionally, Dr. Sondhi is the Associate Director at the Belfer Gene Therapy Core Facility as well as the Project Manager for Neurological Gene Therapy Projects within Weill Cornell’s Department of Genetic Medicine. Dr. Sondhi has held a variety of research roles at Weill Cornell Medicine over the last two decades, focused primarily on gene therapy, translational medicine, and the manufacturing of gene therapy products. Prior to Weill Cornell, she completed her post-doctoral fellowship in Bioorganic Chemistry at Rockefeller University. Dr. Sondhi holds a Ph.D. in Chemistry from Brown University and a Bachelor of Science in Chemistry from St. Stephens College, Delhi University.

In connection with her appointment to the Board, and in accordance with the Company’s current director compensation policy, Dr. Sondhi will receive cash compensation for serving on the Board, and the Board granted Dr. Sondhi non-incentive stock options (the “Options”) to purchase up to 48,000 shares of the Company’s common stock under the terms of the Company’s 2020 Equity Incentive Plan, with such Options vesting in substantially equal installments on each monthly anniversary of the date of the grant, such that the shares underlying the Options will become fully vested and exercisable on the three-year anniversary of the date of grant, subject, however, to Dr. Sondhi’s service to the Company on each vesting date.

The Company will enter into an indemnification agreement with Dr. Sondhi in the form that it has entered into with its other directors and that is filed as Exhibit 10.4 to the Company’s registration statement on Form S-1 (File No. 333-236214).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: July 31, 2023	By:	/s/ William Chou
William Chou, MD
President and Chief Executive Officer

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